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                                                                    EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 10, 1999 relating to the financial statements and financial statement schedule, which appear in the Per-Se Technologies, Inc. (formerly Medaphis Corporation) Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
  PricewaterhouseCoopers LLP

Atlanta, Georgia
January 5, 2000